Exhibit 99.2

Report of Independent Certified Public Accountants

Board of Directors and Stockholders

CTO Realty Growth, Inc.

We have audited the accompanying Historical Summary of Revenues and Direct Costs of Revenues of the Shops at Legacy (the “Property”) for the year ended December 31, 2020, and the related notes (the “Historical Summary”).

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of this Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on this Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and direct costs of revenues (described in Note 2) of the Property for the year ended December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purposes of complying with certain rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of CTO Realty Growth, Inc.) and is not intended to be a complete presentation of the Property’s revenues and direct costs of revenues. Our opinion is not modified with respect to this matter.

/S/ GRANT THORNTON LLP

Orlando, Florida

June 25, 2021

HISTORICAL SUMMARY OF REVENUES AND DIRECT COSTS OF REVENUES

For the Three Months Ended March 31, 2021 (Unaudited) and the Year Ended December 31, 2020

(In thousands)

Three Months Ended March 31, 2021 (Unaudited)
The Shops at Legacy
Revenues:
Lease Income	$2,117
Total Revenues	2,117
Direct Costs of Revenues:
Real Estate Expenses	894
Total Direct Costs of Revenues	894
Revenues over Direct Costs of Revenues	$1,223

Year Ended December 31, 2020
The Shops at Legacy
Revenues:
Lease Income	$8,589
Total Revenues	8,589
Direct Costs of Revenues:
Real Estate Expenses	3,764
Total Direct Costs of Revenues	3,764
Revenues over Direct Costs of Revenues	$4,825

The accompanying notes are an integral part of this historical summary of revenues and direct costs of revenues.

Notes to Historical Summary of Revenues and Direct Costs of Revenues

For the Three Months Ended March 31, 2021 (Unaudited) and the Year Ended December 31, 2020

NOTE 1. BUSINESS AND ORGANIZATION

On June 23, 2021, CTO Realty Growth, Inc. (the “Company” or “CTO”) completed the acquisition of a mixed-use center in the Dallas-Fort Worth, Texas Metropolitan Area (the “Property” or “The Shops at Legacy”) from an affiliate of an investment management company (the “Seller”) for a purchase price of $72.5 million.

The acquisition was funded using (a) available cash, (b) 1031 like-kind exchange proceeds generated from certain of the Company’s previously completed property dispositions, (c) proceeds from the Company’s partial exercise of its accordion option on its existing term loan, and (d) the Company’s revolving credit facility, and was structured as a reverse like-kind exchange in order to account for possible future dispositions of income properties by the Company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying historical summary of revenues and operating expenses (the “Historical Summary”) includes the operations of the Property and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Historical Summary is not representative of the actual operations for the periods presented as revenues, and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, interest expense, interest income, and amortization of above- and below-market leases.

INCOME PROPERTY LEASE REVENUE

The rental arrangements associated with tenants of the Property are classified as operating leases. Accordingly, base rental income is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement revenue is recognized as the related expenses are incurred and become recoverable from tenants. In April 2020, the FASB issued interpretive guidance relating to the accounting for lease concessions provided as a result of the COVID-19 Pandemic. In this guidance, entities can elect not to apply lease modification accounting with respect to such lease concessions and, instead, treat the concession as if it was a part of the existing contract. This guidance is only applicable to lease concessions related to the COVID-19 Pandemic that do not result in a substantial increase in the rights of the lessor or the obligations of the lessee. For the three months ended March 31, 2021 and the year ended December 31, 2020, the Company elected to not apply lease modification accounting with respect to rent deferrals as the concessions were related to the COVID-19 Pandemic and there was not a substantial increase in the lessor’s rights under the lease agreement. Accordingly, for leases in which deferred rent agreements were reached, the Company has continued to account for the lease by recognizing the normal straight-line rental income and as the deferred rents are repaid by the tenant, the straight-line receivable will be reduced. With respect to rent abatement agreements, lease modification accounting applies as if an extended term was a part of such agreements; accordingly, the Company re-calculated straight-line rental income for such leases to recognize over the new lease term.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues. Actual results could materially differ from these estimates.

COVID-19 PANDEMIC

In 2020, The Shops at Legacy experienced a short term decrease in cash from operations as tenants were impacted by the COVID-19 Pandemic and certain tenants’ rents were abated or deferred during the year. A prolonged imposition of mandated closures or other social-distancing guidelines as a result of the COVID-19 Pandemic may adversely impact tenants’ ability to generate sufficient revenues, and could force additional tenants to default on their leases, or result in the bankruptcy or insolvency of tenants, which would diminish the rental revenue that the Company receives under the leases. The rapid development and fluidity of the pandemic precludes any prediction as to the ultimate adverse impact on the Property.

NOTE 3. REVENUE RECOGNITION

Pursuant to FASB ASC Topic 606, Revenue from Contracts with Customers, see the following tables which summarize total revenues by major service for the three months ended March 31, 2021 and the year ended December 31, 2020 (in thousands):

For the three months ended March 31, 2021 (Unaudited)
Major Service:
Lease Revenue - Base Rent	$1,597
Lease Revenue - CAM	278
Lease Revenue - Reimbursements	242
Total Revenues	$2,117

For the year ended December 31, 2020
Major Service:
Lease Revenue - Base Rent	$6,303
Lease Revenue - CAM	1,187
Lease Revenue - Reimbursements	1,099
Total Revenues	$8,589

NOTE 4. MINIMUM FUTURE RENTAL RECEIPTS

Minimum future rental receipts under non-cancelable operating leases, excluding percentage rent and other lease payments that are not fixed and determinable, having remaining terms in excess of one year subsequent to March 31, 2021, are summarized as follows (in thousands):

Year Ending December 31,	The Shops at Legacy
Remainder of 2021	$5,161
2022	6,368
2023	6,226
2024	5,467
2025	4,889
2026 and thereafter (cumulative)	24,364
Total	$52,475

NOTE 5. CONCENTRATION OF CREDIT RISK

There is one tenant in the Property portfolio presented in the Historical Summary that accounts for approximately 33.3% and 33.7% of the revenues reported three months ended March 31, 2021 and the year ended December 31, 2020, respectively.

NOTE 6. SUBSEQUENT EVENTS

Subsequent events and transactions were evaluated through June 25, 2021, the date on which the Historical Summary was issued. There were no reportable subsequent events or transactions.